SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of January 22, 2008, is made by Red Moon, Inc., a Delaware corporation (the “Borrower”), in favor of Zoom Technologies, Inc., a Delaware corporation (the “Lender”).

RECITALS

WHEREAS, on the date hereof the Lender will make a loan in the amount of Three Hundred Thousand Dollars ($300,000.00) to the Borrower, which loan is evidenced by a Promissory Note of even date hereof (the “Initial Note”). After the date of this Agreement, the Lender may make further loans to the Borrower pursuant to the terms of a Convertible Note Purchase Agreement, of even date hereof, and by and between the Borrower and the Lender, which loans shall be evidenced by one of more additional promissory notes (the “Additional Notes” and, together with the Initial Note, the “Notes”). The obligation of the Borrower under the Notes, including the payment of the outstanding principal and accrued but unpaid interest thereunder is secured as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to make such loans to the Borrower, the Borrower hereby agrees with the Lender as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Notes and used herein are so used as so defined, and terms which are defined in the Uniform Commercial Code in effect in the State of Texas on the date hereof are used herein as therein defined, and the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Texas.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Default” and “Event of Default” shall have the meanings assigned to such terms in the Notes and shall include any breach of the Borrower’s obligations under this Agreement.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

“Permitted Liens” means: (i) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review, (ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower, (iii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (iv) Liens to which the Lender has expressly consented in writing; and (v) Liens in favor of the Lender.

“Obligations” means the unpaid principal amount of, and interest on, the Notes and any additional costs and expenses incurred by the Lender pursuant to the Notes.

“Security Agreement” means this Security Agreement, as amended or restated from time to time.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Lender a security interest in and a Lien on all right, title and interest of the Borrower in all of the property set forth on Schedule A hereto (collectively, the “Collateral”) now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest. The Borrower represents and warrants to the Lender that it has good title to all of the Collateral, free and clear of all liens, security interests and adverse interests, in favor of any person or entity other than the Lender.

3. Covenants. The Borrower covenants and agrees with the Lender that, from and after the date of this Security Agreement until the principal and any interest under the Notes are paid in full:

(a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such instruments and documents and take such action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the fullest extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Security Agreement.

(b) Indemnification. The Borrower agrees to pay, and to save the Lender harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral; (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Lender under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Borrower will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The foregoing indemnification shall not apply to any liabilities, costs or expenses resulting directly from the gross negligence, actual willful misconduct or bad faith of the Lender.

(c) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For the Lender’s further security, the Borrower hereby grants to the Lender a security interest in all of the Borrower’s books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Borrower shall turn over any such books and records to the Lender or to its representatives during normal business hours at the request of the Lender.

(d) Compliance with Laws, etc. The Borrower will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Borrower’s business; provided, however, that the Borrower may contest any such law, rule, regulation or order in any reasonable manner which shall not, in the reasonable opinion of the Lender, adversely affect the Lender’s rights or the priority of their liens on the Collateral.

(e) Payment of Obligations. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower’s books in accordance with GAAP.

(f) Limitation on Liens on Collateral. The Borrower will not create or permit to be created or suffer to exist any Lien, except Permitted Liens, of any kind on any of the Collateral.

(g) Limitations on Dispositions of Collateral. The Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales and non-exclusive licenses of Collateral in the ordinary course of business.

(h) Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail. Furthermore, the Borrower will notify the Lender of any material claim made or asserted against the Collateral by any person or entity and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Lender's Lien thereon.

4. Lender’s Appointment as Attorney-in-Fact.

(a) Powers. The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(i)
to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(ii)
Upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender, or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender was the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deem necessary to protect, preserve or realize upon the Collateral and the Lender’ liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

At the reasonable request of the Lender, the Borrower shall deliver to the Lender, one or more further documents ratifying any and all actions that said attorneys shall lawfully take or do or cause to be taken or done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers. The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sales provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Lender’s Part. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or Lender shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

5. Performance by Lender of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance shall be payable by the Borrower to the Lender on demand and shall constitute obligations secured hereby.

6. Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Notes and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower’s premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need the agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, actual willful misconduct or bad faith of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least seven days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through Borrower, its successors or assigns.

7. Limitation on Duties Regarding Preservation of Collateral. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

8. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

9. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Lender, provided that any provision of this Security Agreement may be waived by the Lender in a written letter or agreement executed by the Lender or by e-mail or facsimile transmission from the Lender. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender and its successors and assigns.

13. Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has caused this Security Agreement to be duly executed and delivered in favor of the Lender as of the date first above written.

BORROWER:

RED MOON, INC.

By:	/s/Bryan Thompson
Name:	Bryan Thompson
Title:	President

LENDER:

ZOOM TECHNOLOGIES, INC.

By:	/s/Frank Manning
Name:	Frank Manning
Title:	President

Schedule A

Redmoon Colo Equipment List

Server Farm Rack
Device	Description	Serial
Catalyst 2924 XL	Server Farm Switch	FAB0430NOR5
Catalyst 2924 XL	Private Switch
Barracuda 400	Email Firewall	L14804A5080405
MBX 3U Server	MySQL	S6023P815A03098 / 150262-1
SuperMicro SuperServer 5010E	Graphs	SE5011099
MBX 3U Server	MSSQL 2005	S6023P8253043291 144216-2
MBX 3U Server	Tropos-EMS	S6023P825302271 1144216-1
Compaq Proliant DL38OR01	Redmoon-Web	D012DKN1L187
1U Server	Colo-Sensor	1MC203502479 AA A09188-301
Sun Netra T1 105	NS1	O24COFBF
Sun Netra Ti 105,	NS2	024C0F7B
VA Linux System 501	WebMD	SXO81 1 9921 37
1U Rackable Server	IDS	29022
Dell PowerEdge 750	Addison	J24WS71
VA Linux System 501	Rad1	SX0921993200
SonicWall Pro 3060	Firewall	USM511031 H
SuperMicro SuperServer 6041	Mail	S60410335
SuperMicro SuperServer 6041	MSSQL 2000 / Rodopi	$60410336

Hosting Rack
Cisco RPS	Server Farm and Hosting RPS	CAH03520228
Philips 15inch monitor		63519850
Master View Plus	Top 8 port KVM	IALEAO74001 G
(SSD Iview	Bottom 8 port KVM	NA0117DE00031
3U Rackable System	DotNet -1	29023
1U Rackable Server	Win-1	29024

Communications Rack
Catalyst 3512 XL	Edge Switch	FAA0446Y17P
Catalyst 2912 XL	ColoCustomer Master Switch	FABO523YOV7
Allot NetEnforcer AC-201		992635
Cisco 3640 Router	Core Router	JABO524816H
SuperMicro SuperSery 5012E-E	Dyband	E51201906
Cisco 7206 VXR Router	Distro	72794892
Cisco 1841 Router	Emdeon Router	FTXO951W2WO
Cisco RPS	Comm Rack RPS	CAH03520544
3Comm Total Control	Redmoon Dial up	1261 B80908G

ColoCustomer Rack #1
Catalyst 2924 XL Switch	CaloCust 1 Switch	FAB0447T323
MBX 1U Server	GinGon Solutions Dedicated Server Hosting	155099-1

ColoCustomer Rack #2
Catalyst 2924 XL Switch	ColoCust 2 Switch	FABO6O2Y2UM
MBX 1U Server	Cshore-Mail Dedicated Server Hosting	228 1 153949-1
MBX 1 U Server	Cshore-Newsvues Dedicated Server Hosting	155049-1

oloCustomer Rack #3
Catalyst 2924 XL Switch	ColoCust 3 Switch	FABO411VOEG
Cisco RPS	ColoCust 2 and 3 RPS	CAH03320275